OFFICERS CERTIFICATE
                                          of
                             ESI ACQUISITION CORPORATION
                               Pursuant to Section 1103
                      of the California General Corporation Law

                    In connection with the merger (the "Merger") of ESI Acquisition Corporation, a California corporation (the "Corporation"), with and into Equidyne Systems, Incorporated, a California corporation and surviving corporation of the Merger ("ESI"), pursuant to an Agreement and Plan of Merger, dated as of March 27, 1998, by and among American Electromedics Corp., a Delaware corporation ("AEC"), the Corporation and ESI, Thomas A. Slamecka, President of the Corporation, and Michael T. Pieniazek, Secretary of the Corporation, hereby certify that:

          1. One Thousand (1,000) shares of Common Stock, $.10 par value per share, of the Corporation ("Voting Shares") were entitled to vote on the Merger.

          2. The vote of a majority of the shares of the Corporation was required for the approval of the Merger.

          3. AEC, the sole stockholder of the Corporation, approved the principal terms of the Merger by unanimous vote of the Voting Shares.

          4. No vote of the stockholders of AEC was required in connection with the Merger.

                    IN WITNESS WHEREOF, the undersigned has executed this certificate in his capacity as President of the Corporation on this 28th day of May, 1998.


                                               /s/ Thomas A. Slamecka
                                             ----------------------------
                                             Thomas A. Slamecka,
                                             President


                                               /s/ Michael T. Pieniazek
                                             ----------------------------
                                             Michael T. Pieniazek,
                                             Secretary

          The above-named officers certify, under penalty of perjury, that the statements contained in this certificate are, to the best of their knowledge true, complete and correct. This Certificate was executed in several counterparts in Mossy Pointe, Georgia and Amherst, New Hampshire.


                                               /s/ Thomas A. Slamecka
                                             ----------------------------
                                             Thomas A. Slamecka


                                               /s/ Michael T. Pieniazek
                                             ----------------------------
                                             Michael T. Pieniazek